Exhibit 10-18

XS202302RJ01

Procurement Contract for Smart Restaurant System

Party A: Guangzhou Golden Palm Catering & Entertainment Co., Ltd.

Address: 9F, No.108 Tianhe Road, Guangzhou

Party B: Guangzhou 3e Network Technology Company Limited

Address: Room 701, Block A, SYSU Science Park, No.135 Xingang West Road, Haizhu District, Guangzhou

In accordance with the Contract Law of the People’s Republic of China and other relevant laws and regulations, on the basis of equality, voluntariness and consensus, both parties confirm that it is fully aware of and understands the substantive meaning of all the terms of this Contract and its corresponding legal consequences, and based on such understanding, enter into this contract in respect of the Smart Restaurant System Platform Project for the purpose of mutual compliance.

Article I. Scope of Software Development

The scope of software development, constituent modules, functions of each module, specifications, versions, requirements statement and quotations of this Contract shall be based on the contents listed in the attachment.

Article II. Software Development Cycle

(i) The software development cycle is approximately 2 months from the signing date of this Contract. The time frame encompasses activities such as requirements research, requirements analysis, architecture design, software development, testing, implementation and deployment, as well as training.

(ii) Party B shall submit to Party A in advance the first draft of documents and information needing to be reviewed and confirmed by Party A during the development process. Upon receiving the first draft, Party A shall reply in writing in a timely manner to Party B to reply the review comments. With respect to any rectification suggested by Party A, Party B shall review and make the rectification in a timely manner and submit it to Party A again for review. If Party A makes no reply within 5 working days since receiving the first draft, it shall be considered that Party A has reviewed and confirmed the first draft. Party A’s signature approval of various process documents and information only represents the review of the applicability, demand, usability and feasibility of the developed software, and Party A does not review the technical issues therein. In case of any technical issues or technical adjustments related to Party B’s design after the confirmation by Party A, Party B shall actively cooperate with the adjustments.

Article IX. Procurement Amount and Payment Mode

(i) The total contract amount is RMB[***], covering the deployment implementation cost, testing and training cost, and is not subject to any adjustment during the performance period of this Contract.

(ii) Account information of Party B’s receiving bank:

Account Name: Guangzhou 3e Network Technology Company Limited

Bank of Deposit: Bank of China Guangzhou CITIC Plaza Sub-branch

Receiving Account No.: [***]

Tel: 020-38909042

Room 701, Building A, Sun Yat-sen University Science Park, 135 Xingang West Rd, Haizhu District, Guangzhou, Guangdong Province

If the receiving bank account of Party B is inconsistent with the bank account listed in the signature or other terms of this Contract, the above bank account information shall prevail. In case of any change of the above bank account information, Party B shall promptly notify Party A in writing before the due date of Party A’s payment, and both Parties shall sign a separate supplemental agreement; Party B’s request for Party A to make payment to a third-party account does not belong to the change of the receiving bank account information, against which Party A may reject. If Party B fails to inform Party A in writing of the correct bank account information in a timely manner, Party B shall be liable for any loss or consequences arising therefrom.

(iii) Party A will make payments according to the following payment schedule:

No.	Stage Name	Payment Instructions
1	Initial Payment	Ratio of Payment	62.5%	Payment amount (nil)	RMB[***] Yuan
		Terms of Payment	Payable within 15 working days of the signing of this Contract
2	Balance Payment	Ratio of Payment	37.5%	Amount of Payment (RMB)	RMB[***] Yuan
		Terms of Payment	Payable within 6 months of completion of development and acceptance of the overall project

Article V. Rights and Obligations of Party A

(i) Party A may obtain the right to sell this Smart Restaurant System in areas beyond Mainland China after completing the overall product acceptance. The proceeds of Party A’s sales need not be shared with Party B. For the products sold by Party A, the preliminary technical consultation and subsequent maintenance services shall be undertaken by Party A itself.

(ii) Party A has the right to require Party B to complete the software development and ensure that the software passes the acceptance inspection within the specific period agreed in this Contract in accordance with the requirements of the User Requirements Specification Product Prototype.

(iii) Without exceeding the scope of the System Product Prototype, Party A has the right to put forward software function modification opinions to Party B. Party B shall make a confirmation and reply within 5 working days after receiving Party A’s opinions; if Party B receives Party A’s opinions and fails to reply within 5 working days, Party B shall be deemed as having confirmed and agreed to implement such opinions.

(iv) Party A has the right to require Party B to transfer all paper (copies) and electronic data files involved in the process to Party A after the software is accepted.

(v) Party A must pay Party B the corresponding contract amount in full and on time in strict accordance with Paragraph (iii) of Article 4 of this Contract.

(vi) Party A shall provide Party B with relevant information involved in software development in a timely manner and give Party B convenient conditions within its capacity.

Article VI. Rights and Obligations of Party B

(i) Party B has the right to require Party A to pay the contract sum in full and on time as agreed in this Contract.

(ii) The information provided by Party A for assisting Party B to complete this Contract shall be used by Party B for the purpose of this Contract only, and Party B shall not use the said information on any occasion other than for the purpose of this Contract or for any other purpose without Party A’s written permission. Party B’s obligation to keep the above data or information confidential shall not be terminated by the rescission or termination of this Contract until the relevant data or information is made public by Party A. If Party B fails to fulfill its duty of confidentiality, resulting in the early disclosure of Party A’s relevant data or information, Party B shall compensate Party A for the actual loss suffered as a result.

(iii) The authorized representative appointed by Party B is Deng Zhaolai (contact number: 1376***6805, email: adams@3eke.ii.cn, position in Party B: Product Director), who is responsible for communicating with Party A and coordinating Party B’s internal work, and has the right to sign the written documents involved in the performance of this Contract (unless otherwise authorized, excluding this Contract and the Supplemental Agreements to this Contract). Without Party A’s written consent, Party B shall not change the software development representative at will, otherwise Party A has the right to terminate or cancel this Contract and pursue Party B’s responsibility for breach of contract.

(iv) During the performance of this Contract, Party B needs to obtain Party A’s trade secrets related to the project for the performance of the Contract, and such trade secrets shall be applicable only for the purpose of performing its obligations under this Contract. Party B shall not make any unauthorized use, dissemination or disclosure of trade secrets. Otherwise, Party A has the right to pursue Party B for breach of contract and demand Party B to compensate for the actual loss caused.

Article VII. Intellectual Property Rights and Right of Use

(i) The basic software under this Contract refers to the software products provided by Party B that already possesses intellectual property rights (including but not limited to any copyrights, trademarks, patents and other intellectual property rights recognized by the applicable laws of this Contract, regardless of whether they have been registered or not, the same below) or the right to use them, including the development tools and application products. The system of secondary development refers to the system developed by Party B on the basis of the existing software products to meet Party A’s objectives.

(ii) Party B warrants that the software (including basic software and secondarily developed software) used to complete the software products agreed in this Contract will not infringe the intellectual property rights of Party A or any third party. If a third party accuses Party A of infringement or claims for damages in the course of Party A’s use, Party B shall be responsible for negotiating with the third party to ensure that the realization of the purpose of this Contract will not be affected.

(iii) If any software product under this Contract or any part thereof is claimed by a third party to have infringed its intellectual property rights or other legal rights, Party B agrees to defend against any lawsuit or legal claim arising therefrom. Party B agrees to pay the full amount of damages determined by the judgment or settlement in question. Party A agrees to notify Party B promptly of any such action or claim and to provide Party B with reasonable assistance in dealing with the action or claim so that Party B can obtain the rights to which Party B are entitled. Party A has the right to participate in the defense or settlement of any such lawsuit or claim at Party B’s expense.

If the software or any part of the software developed under this Contract is found to be infringing the legal rights of a third party in accordance with law, or if any use or distribution of the software or exercise of any of the rights granted by Party B in accordance with the agreement is found to be infringing, Party B, with the written consent of Party A, shall make every effort to replace the software with non-infringing software with equal or better functions, or to obtain the relevant authorization, so as to enable Party A to continue to enjoy the rights and achieve the goals of this Contract without being affected by any relevant disputes.

If the software developed under this Contract or any part thereof is judged to be an infringement any right or the related dispute fails to be resolved within 30 days, resulting in that Party A cannot use the software normally, Party B shall refund all the contract payments that it has received from Party A.

(iv) The ownership of the intellectual property rights of the basic software used by Party B for the Project shall remain unchanged and shall be vested in Party B. Party A shall not utilize the above information for any purpose other than the purpose of this Contract or for any other purpose without Party B’s written permission. Party A’s obligation to keep the above data or information confidential shall not be terminated by the rescission or termination of this Contract until the relevant data or information is made public by Party B. If Party A fails to fulfill its duty of confidentiality, resulting in the early disclosure of Party B’s relevant data or information, Party A shall compensate Party B for the actual loss suffered as a result.

(v) The intellectual property rights of the software development results (including software products, documents, source codes, data and other materials) under this Contract shall be jointly owned by Party A and Party B. Party A has the right to use the above development results without any restriction or hindrance, and Party B shall be liable for any loss suffered by Party A if Party B causes any restriction or hindrance to Party A’s use of the above development results.

Article VIII. Acceptance and Delivery of Software Results

(i) Separate acceptance of software products under this Contract. Party B shall ensure that the overall business functions of the project are complete and can operate normally.

(ii) After the completion of the development of the project, Party B shall submit a written application for acceptance to Party A.

(iii) Party A shall, within 15 working days after receiving the application for acceptance, organize the acceptance inspection. Whether a software product passes the acceptance inspection or not shall be subject to Party A’s written notice. If it fails to pass the acceptance inspection, Party A shall fully explain the reasons and give Party B a reasonable period of rectification until passing the acceptance inspection. If Party A fails to complete the organization of acceptance within 15 working days due to Party A’s reasons, it shall be deemed to have passed the acceptance according to the contractual standards.

(iv) If Party B is required to provide maintenance services for the system, Party A and Party B may sign a separate maintenance contract according to the needs, and the specific contents will be negotiated separately.

Article IX. Training

(i) Party B shall, in accordance with the actual needs of the project on-line, provide the necessary training programs free of charge for the personnel actually used by Party A, and implement them before the official launch of the system with Party A’s consent.

(ii) Party B must send experienced training instructors and counselors to conduct the training and provide relevant teaching materials or training videos for the on-line learning of trainees.

Article X. Breach Liabilities

(i) If Party A does not pay the contractual amount to Party B according to the Contract, Party A shall pay liquidated damages to Party B according to 0.2% of the total price of the Contract per day of delay, and once such delay exceeds 10 days, Party B has the right to unilaterally terminate or rescind the Contract without bearing any breach responsibility, and Party A shall still pay for the work achievement already delivered by Party B; if Party B requests to continue to perform the Contract, in addition to the liquidated damages paid by Party A in accordance with the aforementioned standard in advance, Party A shall still pay the amount according to the contract, and the date of Party B’s performance of this Contract shall be postponed accordingly from the date of Party B’s receipt of liquidated damages. However, the total amount of liquidated damages for late payment shall not exceed 30% of the total contract amount.

(ii) If Party B terminates the Contract due to Party A’s fault, Party A shall pay Party B the price of the delivered and completed software. Upon payment by Party A, Party B shall deliver to Party A the software for which payment has been made. If Party A wants to use the accepted software in the future, Party A shall still use it in accordance with this Contract. Party A shall also pay Party B the liquidated damages equal to 20% of the total amount of this Contract.

(iii) If Party B fails to complete the acceptance and delivery of the project on time for reasons not attributed to Party A, Party B shall pay liquidated damages to Party A in the amount of 0.2% of the total price of the Contract for each day of delay, but the total amount of liquidated damages for the late acceptance and delivery shall not exceed 30% of the total amount of the Contract.

If Party A agrees in writing, Party B may be given a grace period of 30 natural days, during which the calculation of liquidated damages payable by Party B shall be suspended. If Party B fails to complete the project acceptance after the expiration of the period specified in this Contract or the grace period agreed by Party A, the period for Party B to pay liquidated damages to Party A shall be calculated from the date of the expiration of the grace period (excluding the grace period), and Party B shall pay liquidated damages of 0.2% of the total amount of this Contract to Party A every day.

If the overdue time exceeds 50 days (excluding the grace period), Party A has the right to unilaterally terminate or cancel the Contract, in which case the liquidated damages already paid by Party B shall not be returned by Party A, and Party B shall refund all the contract payments it has received.

(iv) If the software delivered by Party B or its operation results meet the requirements of the Contract during the testing period and cannot be improved by modification, Party A has the right to terminate or cancel the Contract, and Party B shall return all the contract payments it has received.

(v) The software system delivered by Party B shall not contain any software that automatically terminates or interferes with the operation of the system. Otherwise, Party B shall repair it within 10 working days, but if it causes damage to Party A, Party B shall compensate Party A for the actual damage. If Party B is unable to carry out the repair within 10 working days, Party A has the right to terminate or rescind the Contract, and Party B shall refund all the collected contract payment.

(vi) Party B shall not subcontract the project of this Contract to a third party without authorization, otherwise Party B shall pay liquidated damages to Party A according to 20% of the total amount of this Contract, and Party B shall still perform all the obligations in accordance with this Contract; Party A may also choose to terminate or rescind the Contract and request Party B to return all the contract sums received.

(vii) If, without the written consent of the other party, either party discloses to a third party or uses for other projects the commercial information or data of the other party known to it in the course of the performance of this Contract, such party shall compensate the other party for all the losses it has suffered as a result of such disclosure, and shall pay liquidated damages to the other party at the rate of 20% of the total amount of this Contract.

(viii) Unless otherwise agreed in this Contract, if either Party violates any of its warrants under Article 11, the non-defaulting party has the right to unilaterally terminate or cancel the Contract, and the defaulting party shall pay the contract amount payable to the non-defaulting party on an “as is” basis, as well as the liquidated damages equal to 20% of the total amount of this Contract.

(ix) The liquidated damages payable by Party B under this Contract may be deducted from Party A’s unpaid amount. If Party B is liable for liquidated damages and pays liquidated damages to Party A under this Contract, if the liquidated damages are insufficient to compensate for the actual loss suffered by Party A, Party B shall be liable to Party A for the insufficient portion of the damages.

(x) Neither Party A nor Party B shall unilaterally terminate the Contract without justifiable reasons. Otherwise, the defaulting Party shall compensate the non-defaulting Party for all losses incurred and pay liquidated damages to the non-defaulting party in the amount of 20% of the total contract amount.

Article XI. Warranties and Exemptions

(i) Party A undertakes that

1. Party A has full capacity for civil conduct to enter into this Contract. Party A is a legally operated enterprise with good reputation established in accordance with the laws of Hong Kong Special Administrative Region of China and has the legal right and ability to sign and perform the obligations under this Contract.

2. Conflict of interest: Party A’s signature and performance of this Contract or documents relating to this Contract will not:

(1) Conflict with Party A’s Articles of Incorporation or other laws and regulations or judgments applicable to Party A;

(2) Conflict with or result in any breach of the obligations in any legal document signed by Party A with a third party, such as a guarantee agreement, commitment, contract, or cause Party A’s rights to be bound.

(ii) Party B undertakes that

1. Legal person status: Party B is a legally operated and reputable company established under the laws of China, and has full capacity for civil conduct and the legal capacity to enter into and perform its obligations under this Contract.

2. Conflict of interest: Party B’s signature and performance of this Contract or documents relating to this Contract will not:

(1) Conflict with Party B’s Articles of Incorporation or other laws and regulations or judgments applicable to Party B;

(2) Conflict with or result in any breach of the obligations in any legal document signed by Party B with a third party, such as a guarantee agreement, commitment, contract, or cause Party B’s rights to be bound.

3. Party B warrants that Party B’s performance of its obligations under this Contract and the license rights granted to Party A are not bound or restricted by any third party and Party B has not assumed any binding or restrictive obligations.

4. The software developed and other software used in the development of the software hereunder meet the requirements of this Contract regarding intellectual property rights.

5. Legitimate software: The software developed by Party B meets the national regulations on software products and software standards and specifications.

6. If the software delivered and licensed to Party A by Party B needs to be registered, filed, approved or licensed by the relevant state departments, Party B shall ensure that the software provided by Party B has completed the above formalities, and Party B shall bear the costs incurred as a result.

Article XII. Force Majeure

The party suffering a force majeure event shall notify the other party as soon as possible after the force majeure event occurs and shall deliver written supporting documentation to the other party for determination within 14 working days from the date of the event. Once the effects of a force majeure event have lasted for more than 30 natural days, the parties shall reach a supplementary agreement on further performance or rescission of the Contract within a reasonable period of time through amicable negotiations. If the purpose of the Contract of either party cannot be realized in a timely manner due to force majeure events or may result in losses, either party shall have the right to rescind the Contract unilaterally and without liability.

Force majeure under this Contract means an event that occurs during the performance of this Contract as a result of natural disasters, major epidemics, war, strikes or other objective circumstances that cannot be foreseen, avoided and overcome. Failure to fulfill this Contract due to guiding opinions or administrative orders, decisions and other relevant documents issued by the government or the Ministry of Commerce shall be considered as one of the force majeure circumstances.

Article XIII. Dispute Settlement

Any disputes arising in the course of the performance of this Contract shall first be sought to be resolved by amicable negotiation between the parties. If the dispute remains unresolved after 30 days, either party may file a lawsuit with the People’s Court of Party A’s domicile.

Article XIV. Miscellaneous

(i) The losses of Party A or the third party referred to under this Contract include, but not limited to, actual losses and investigation fees, attorney’s fees, preservation fees, appraisal fees, evaluation fees and litigation fees incurred in defending the rights.

(ii) “Party B’s inability” under this Contract means one of the following circumstances:

1. Failure to submit a solution after three working days from the date when the development achievement of a function module should be submitted, or failure of the software to be resolved after ten working days beyond the period required by Party A;

2. After three times of modification or improvement, the development results of a function module submitted by Party B or the resolution of a software fault still fails to meet Party A’s requirements;

3. Other circumstances in which Party A has sufficient evidence to prove that Party B is unlikely to submit the software development results or solve a software fault as agreed in the Contract.

(iii) Unless otherwise specified, “days” under this Contract refer to natural days. Unless otherwise specified, “month” under this Contract refers to a calendar span month, i.e., from the starting date to the corresponding date of the following month (or to the 30th day of the month if there is no corresponding date); “natural month” refers to the first day of each month to the last day of the calendar month.

(iv) All notices, documents and information issued or provided by Party A and Party B to each other for the performance of this Contract shall be sent to the address, facsimile number and e-mail address specified in this Contract. Either Party changing the address or the facsimile number, e-mail address or telephone number shall send a written notice to the other Party. The notice shall be deemed to have been served upon the delivery in the case of direct delivery; or upon being sent in the case of facsimile; or on the second day after the EMS is dispatched; or when the mail system of either Party indicates that it has been successfully delivered to the server of the other Party in the case of e-mail.

(v) Headings of all articles in this Contract are for convenience of reference only and shall not affect or limit the interpretation of the contents of this Contract.

(vi) The following documents shall be deemed to form part of this Contract and supplement and explain each other, and in the event of a conflict between them, the order listed below shall prevail, or, in the same order, the time of issuance of the documents shall prevail:

1. Supplementary contracts (agreements) or amendment documents signed by both Party A and Party B during the performance of this Contract;

2. This Contract.

Article XV. Effectiveness, Modification and Termination of Contract

(i) This Contract shall enter into force on the date on which it is signed by the legal representatives or authorized representatives of both parties and sealed with the official seal or special seal for the contract, and in the event of inconsistency between the two parties, the later time shall prevail. This Contract is made in two copies. Party A executes one copy and Party B executes one copy, both of which containing the same legal effect.

(ii) Once this Contract has been signed, neither party may alter it at will without the consent of both parties.

(iii) Any matters not covered in this Contract shall be the subject of a separate supplementary agreement to be concluded after consultation between the two parties, and any amendment or supplementary agreement shall be in writing, and the supplementary agreement shall have the same legal effect as this contract.

Party A (stamp)

Guangzhou Golden Palm Catering & Entertainment Co., Ltd.

Legal representative or authorized representative:

/s/

February 13, 2023

Party B (stamp)

Guangzhou 3e Tech Co., Ltd.

[Contract Seal]

Legal representative or authorized representative:

/s/

February 13, 2023

Annex 1

Endpoint	Functional module	Function List
APP	Login/Register	Member Login/Registration
	Points	Points Mall
Points Product
Points Order
Point redemption
	Member Center	Member Center
	Order	Store menu
Dine-in/take-out
Scan to order
APP Extra order
Historical orders
Points distribution
PDA	Login/Logout	Login/Logout
	Select a store	Select a store
	Order	Table list
Scan to open the table
Click to open the table
Add to cart
Empty cart
Confirmation of order
Pending order
Cancel pending order
	Pre-calculation	Check the pre-closing bill
Confirm to pay the bill
Modify dishes
Adding Dish
Cancel the order
	Order	Order list
Filter orders by date
	Set up	Store setup
Seating capacity registration setup
	Place an order	Menu specification options
Order the package
	Pre-calculation	Calculate member level discounts
	Printer settings	Check printer list
Printer status monitoring
Auto print setting
	Print template ticket	Print template ticket

Cashier’s desk	Login/Logout	Login/Logout
	Select a store	Select a store
	Message alert	Message alert
	Order	Table list
Click to open the table
Add to cart
Empty cart
Confirmation of order
Pending order
Cancel pending order
	Pre-calculation	Check the pre-closing bill
Pay the bill
Modify dishes
Adding Dish
Cancel the order
	Order	Order list
Filter orders by condition
	Set up	Store setup
Seating capacity registration setup
Check printer list
Auto print setting
PC back office	Login	Login, reset password
	Membership management	Check member list
Membership details
Membership points adjustment
	Menu management	Menu list
Add/Edit dishes category
Add/Edit dishes
	Order management	Order list
Order details
Enter new orders
	Point order management	Point order list
Point order details
	Points Product Management	Product list
Product classification
Point product maintenance
Point product details
	Store management	Store list
Add a new store→ Configure dishes→ Configure printers
Store details
Printer list
Add/Edit printer
Store tables list
Add tables
Table details
	Account Management	Account list
Add/Edit accounts
	Menu management	Configure options of dish specifications
Add/Edit menu packages
	Membership management	New membership levels
	System settings	Point redemption rules setting
Member level setting
	Printer management	Add new printer types and configure print templates

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